                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our reports dated February 27, 2002 except as to note 2 which is as of July 29, 2002, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2001, and related schedule, which reports are included in the December 31, 2001 annual report on Form 10-K/A of Bowater Incorporated:


                                                                                           Filing Date or
Form S-1                                                                                   Last Amendment
--------                                                                                   --------------
No. 33-2444         -    Dividend Reinvestment and Stock Purchase Plan of
                         Bowater Incorporated                                                 12/27/85

Form S-3
No. 333-57839       -    Bowater Incorporated common stock offered in exchange
                         for Exchangeable shares of Bowater Canada Inc.                        6/26/98

No. 333-62348       -    Bowater Incorporated common stock offered in exchange
                         for Exchangeable shares of Bowater Canada Inc.                        9/20/01

Form S-4
No. 333-74870       -    Exchange offer of Bowater Canada Finance Corporation
                         7.95% notes due 2011                                                 12/10/01

Form S-8

No. 33-25166        -    Bowater Incorporated 1988 Stock Incentive Plan                       10/27/88

No. 33-50152        -    Bowater Incorporated 1992 Stock Incentive Plan                        7/28/92

No. 33-61219        -    The Deferred Compensation Plan for Outside Directors
                         of Bowater Incorporated                                               7/21/95

No. 333-41473       -    Bowater Incorporated 1997 Stock Option Plan                           12/4/97

No. 333-61236       -    Bowater Incorporated 2000 Stock Option Plan                           5/18/01

No. 333-89462       -    Bowater Incorporated Savings Plan                                     5/31/02

As more fully discussed in Note 2 to the consolidated financial statements, the consolidated balance sheet as of December 31, 2001 and the related consolidated statements of operations, capital accounts and cash flows for the fiscal year then ended have been restated.


/s/ KPMG LLP
----------------------
Atlanta, Georgia
August 8, 2002